UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ICOP Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ICOP DIGITAL, INC.

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

Dear Stockholder:

The 2006 Annual Meeting of Stockholders of ICOP Digital, Inc. (the “Company”) will be held at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210 on August 10, 2006 at 10:00 a.m. local time.

The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

As in the past, we will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.

Sincerely,

/s/ David C. Owen
David C. Owen President, Chief Executive Officer and Director

ICOP Digital, Inc.

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ICOP Digital, Inc. (the “Company”) will be held at the Doubletree Hotel as follows:

Date:	August 10, 2006
Time:	10:00 a.m.
Place:	Doubletree Hotel Overland Park - Corporate Woods
10100 College Boulevard
Overland Park, Kansas 66210

The purpose of the meeting is to vote on the following matters:

1. To elect two members of the Board of Directors;

2. To approve an increase of the number of shares reserved for issuance under the Company’s 2002 Stock Option Plan; and

3. To transact such other business as may properly come before the meeting.

Further information about the meeting is contained in the accompanying Proxy Statement. All stockholders of record on June 30, 2006 may vote at this meeting.

Your vote is important. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

By Order of the Board of Directors

/s/ David C. Owen
David C. Owen President, Chief Executive Officer and Director

Lenexa, Kansas

June 20, 2006

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, Kansas 66219

(913) 338-5550

PROXY STATEMENT

Annual Meeting of Stockholders

August 10, 2006

Introduction

This proxy statement contains information about the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of ICOP Digital, Inc. (the “Company” or “ICOP”) to be held at the Doubletree Hotel Overland Park – Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210, on August 10, 2006, at 10:00 a.m. local time, and at any postponements or adjournments thereof. The Company’s Board of Directors is using this proxy statement to solicit proxies for use at the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about July 10, 2006 to stockholders entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1.	To elect Roger L. Mason and Laura E. Owen as Class C directors to serve until their terms expire in 2009, each to serve until his or her successor is duly elected and qualified;

2.	To approve an increase of the number of shares reserved for issuance under the Company’s 2002 Stock Option Plan (the “2002 Plan”) to 1,500,000 shares; and

3.	To transact such other business as may properly come before the meeting.

As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

Stockholders of record as of the close of business on June 30, 2006 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of June 15, 2006, there were 5,900,980 shares of ICOP common stock issued and outstanding. Holders of ICOP common stock are entitled to one vote per share and are not allowed to cumulate votes. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no choice is indicated on the proxy, the shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR an increase of the number of shares reserved for issuance under the 2002 Plan (Proposal No. 2), and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

Revoking a Proxy

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy. Please note that a stockholder’s mere attendance at the Annual Meeting will not automatically revoke that stockholder’s previously submitted proxy.

Quorum and Voting Requirements

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy. Abstentions and broker-dealer non-votes will be counted as “shares present” in determining whether this quorum has been reached. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

With respect to Proposal No. 1, the two candidates receiving the highest number of votes cast in favor of their election shall be elected as Class C directors. With respect to Proposal No. 2, abstentions and broker non-votes will be ignored, and approval requires that the number of votes in favor of the proposal exceeds the number of votes against. Any other matter properly subject to vote at the Annual Meeting will be approved if the number of votes in favor of such matter exceeds the votes against, unless a greater number of affirmative votes is required by law or by the Company’s Articles of Incorporation. Votes will be tabulated by inspectors of election appointed in accordance with applicable law.

Proxy Solicitation Costs and Methods

The Company will pay all costs of soliciting proxies. In addition to mailing proxy solicitation material, ICOP’s management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication.

The Company’s Annual Report

A copy of ICOP’s annual report on Form 10-KSB for the year ended December 31, 2005 is enclosed with this proxy statement, and the contents of and exhibits to that annual report, including any amendments thereto, are incorporated by reference herein. Upon written or oral request, the Company will provide copies of the exhibits to the annual report at no charge; such requests should be directed to ICOP Digital, Inc., 16801 W. 116th Street, Lenexa, Kansas 66219, Attention: Corporate Secretary.

Directors, Executive Officers and Key Employees

The Company’s executive officers, directors and key employees, and certain information about them, including their ages as of March 31, 2006, are as follows:

Name	Age	Position
Charles A. Ross, Sr.	65	Chairman of the Board
David C. Owen	67	President, Chief Executive Officer and Director
Laura E. Owen*	48	Chief Operating Officer, Vice President and Corporate Secretary
John C. Garrison	54	Chief Financial Officer and Treasurer
L. Derrick Ashcroft	77	Director
Noel Koch	67	Director
Roger L. Mason*	53	Director
Steven E. Hathaway	53	Director of Engineering
Kevin McDugle	38	Director of National Sales
Adam Woydziak	24	Director of Technology

*	Nominee for election

The following is a brief description of the principal occupation and recent business experience of each of our directors, executive officers and key employees:

Charles A. Ross, Sr. has served as a director since April 2001 and as our Chairman since July 2004, and was our Chief Executive Officer from April 2001 until July 2004. From May 2002 until our acquisition of ICOP Nevada in January 2004, Mr. Ross was Chief Executive Officer of ICOP Nevada. From January 2001 through March 2001, Mr. Ross explored opportunities in the oil and gas industry. From July 1999 until December 2000, he owned and operated a business that supplied recruiting and business cards to a number of multi-level marketing companies. Over the last 40 years, Mr. Ross has founded or served as an officer in companies marketing musical instrument amplifiers, traffic speed radar, luxury boats and satellite television. Mr. Ross has announced his intention to resign from the Board of Directors, effective as of the Annual Meeting.

David C. Owen has served as a director since January 2003 and as our Chief Executive Officer since July 2004. From January 2004 to July 2004, he was our Chief Financial Officer. Since 1985, Mr. Owen has been president of Owen & Associates, Inc., a private investment and management entity. Mr. Owen has more than 40 years of experience in the financial industry and has served in executive management positions with both retail and investment banks. He served as a Kansas State Senator from 1968 to 1972 and as Lieutenant Governor of Kansas from 1972 to 1974. He received a B.A. degree in Business Administration and Economics from Ottawa University in Ottawa, Kansas. In September 2004, in connection with an action brought by the Securities Commission of Kansas involving the private sale of a small amount of unregistered securities not involving us, Mr. Owen stipulated to a consent decree enjoining him and his agents from acting as a broker-dealer in Kansas unless registered under the Kansas Securities Act or exempt from registration, from offering or selling unregistered securities in Kansas unless exempt from registration, and from otherwise violating the Kansas Securities Act. Mr. Owen, who was not an officer, director or placement agent for the company involved, stipulated to the consent decree in order to dispose of the action expeditiously and did not admit any of the allegations. Mr. Owen is married to Laura E. Owen.

Laura E. Owen has served as our Corporate Secretary and as a Vice President since May 2003. She is a nominee as a Class C Director. She has served as our Chief Operating Officer since March 2005. From 1998 until May 2003, she served as President of Unicard.com, Inc., a travel insurance company. Ms. Owen has spent over two decades working on business issues in the public and private sectors. In 1991, she became the first woman to be appointed Secretary of Commerce for the State of Kansas, the state’s economic development agency. Ms. Owen received a B.S. degree in Business Administration from Delaware Valley College in Philadelphia. Ms. Owen is married to David C. Owen.

John C. Garrison has served as our Chief Financial Officer since July 2004. He has provided accounting services to the Company since April 2001. Prior to joining us in 2004, Mr. Garrison worked independently as a Certified Public Accountant. Mr. Garrison serves on the boards of directors of Quest Resource Corporation and Empire Energy Corporation International, both publicly traded companies. He received a B.S. degree in Business Administration and Accounting from Kansas State University.

Roger L. Mason has served as a director since January 2004. From May 2002 until January 2004, he served as a director of ICOP Nevada. Since 1995 Mr. Mason has been a broker with Fishman & Company Realtors, a real estate business in Olathe, Kansas. He received a B.S. degree in Construction Technology from Pittsburg State University in Pittsburg, Kansas.

L. Derrick Ashcroft has served as a director since March 2005. Mr. Ashcroft is involved in banking and tax consulting for high net worth individuals. He currently owns and operates a cattle ranch in New Mexico, and over the last five years, he has served on boards of several companies. He currently serves on the board of Dwango North America Corp, a publicly traded company. Mr. Ashcroft received an M.A. degree from Oxford University in England.

Noel Koch has served as a director since March 2005. He is an expert on terrorism and security-related issues, with over 40 years of experience in developing advanced analytical procedures for identifying and assessing potential threats to individuals and to institution and corporate assets. Since August 1986, Mr. Koch has served as the president and chief executive officer of International Security Management, Inc., a provider of security services to foreign and domestic government agencies, corporations and individuals in high-risk environments. Since August 1986, he also has served as the president and chief executive officer of Transecur, Inc., an on-line, interactive global security information service with offices in the U.S. and Europe. Mr. Koch also is a partner in Anchor Special Risks Registry, a computer-based system designed to record and assess hostile activities towards corporations and other institutions. Mr. Koch is a former instructor for the U.S. State Department’s Anti-Terrorism Assistance Program, and served for over five years as Director of Special Planning in the U.S. Department of Defense. Mr. Koch received a B.A. degree in English from Widener University and a M.A. degree in Political Science from Bryn Mawr College.

There are no family relationships among our officers and directors, except that Mr. and Ms. Owen are husband and wife.

Steven E. Hathaway has served as our Director of Engineering since February 2005. Mr. Hathaway was an engineering manager at Pivot International from February 2002 to February 2005. From March 1999 to January 2002, he was Vice President of Engineering at Avatar Engineering, Inc. He studied business administration at Southwestern College in Winfield, Kansas and studied at the University of Missouri-Kansas City and the Missouri Institute of Technology, where he received a B.S. degree in Electrical Engineering Technology.

Kevin McDugle has served as our Director of National Sales since March 2005. Since 1997, Mr. McDugle has managed sales teams selling technology products to Fortune 500 companies and providing surveillance systems to law enforcement. In particular, from September 2003 through February 2005, Mr. McDugle led the sales team at International Police Technologies, Inc., and from May 1999 to September 2003, he served as Division Director at RHI Consulting. Prior to becoming a sales manager, Mr. McDugle spent eight years with the United States Marine Corps, during which time he worked with anti-terrorism teams and security forces. He holds an M.B.A. from the University of Phoenix and a B.S. degree in Business from Southern Nazarene University in Bethany, Oklahoma.

Adam Woydziak has served as our Director of Technical Support since March 2005 and as our Director of Technology since January 2006. From April 2003 to March 2005, Mr. Woydziak was network administrator for Reproduction Systems, Inc., a litigation support firm where he maintained and upgraded network systems and provided technical support internally and to law firms. He received a B.S. degree in Telecommunications Management from DeVry University in Kansas City, Missouri.

Board Classifications, Committees and Meetings

Our Board of Directors is divided into three classes as nearly equal in number as possible. Currently, Mr. Owen and Mr. Koch serve as Class A directors, whose terms expire in 2008, Mr. Ross and Mr. Ashcroft serve as Class B directors, whose terms expire in 2007, and Mr. Mason serves as a Class C director, whose term expires in 2006. Mr. Ross has announced his intention to resign from the Board of Directors, effective as of the Annual Meeting. At the 2006 Annual Meeting of stockholders, Mr. Mason and Ms. Owen are nominees as Class C directors.

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

•	appointing, evaluating and terminating our independent auditors;

•	evaluating the qualifications, independence and performance of our independent auditors;

•	approving the audit and non-audit services to be performed by the independent auditors;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee is comprised of Messrs. Ashcroft, Koch and Mason. Mr. Ashcroft serves as Chairman of the Audit Committee. The Board has determined that all members of the Audit Committee are independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The Board has determined that Mr. Ashcroft qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission. Our audit committee has adopted a written charter, a copy of which is available on our website at www.ICOP.com. A copy also was filed as Appendix A of our Proxy Statement for the 2005 Annual Meeting of Stockholders.

Compensation Committee. Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

•	approving the compensation and benefits of our executive officers;

•	reviewing the performance objectives and actual performance of our officers; and

•	administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of Messrs. Ashcroft, Koch and Mason. Mr. Mason serves as Chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent under the Nasdaq rules.

Nominating and Governance Committee. Our Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

•	evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;

•	determining procedures for selection of the CEO and other senior management; and

•	evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee is comprised of Messrs. Ashcroft, Koch and Mason. Mr. Koch serves as Chairman of our Nominating and Governance Committee. The Board has determined that all members of the Nominating Committee are independent under the Nasdaq rules.

During fiscal 2005, the Board of Directors held 25 meetings in person, telephonically or by written consent. No director attended fewer than 75% of the total number of meetings of the Board of Directors.

Copies of our corporate governance documents, including our Corporate Governance Guidelines and committee charters, can be found on our website at www.ICOP.com.

Nomination of Directors Candidates

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Company’s Nominating and Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Nominating and selection procedures are described in the written charter of the Company’s Nominating and Governance Committee, a copy of which is available on the Company’s website at www.ICOP.com. Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders.

Candidates whose evaluations are favorable are then chosen by the Nominating and Governance Committee to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Chairperson of the Company’s Nominating and Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. The submission must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its proxy materials so as to permit the Nominating and Governance Committee and, if necessary, the Board of Directors, to evaluate the qualifications of the nominee.

The Company currently does not employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Director Compensation

In fiscal 2005, our independent directors received options to purchase 7,500 shares and warrants to purchase 5,000 shares for their service on the Audit Committee. In addition, they received meeting fees and reimbursement of expenses.

Code of Ethics

We have adopted a code of ethics that applies to our officers (including our principal executive, financial and accounting officers), directors, employees and consultants. The text of our code of ethics can be found on our Internet website at www.ICOP.com.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning total compensation received by our Chief Executive Officer during 2005 and our other most highly compensated executive officers during the last year (the “Named Executive Officers”) for services rendered to ICOP in all capacities for the last three fiscal years, but is limited to executive officers other than our Chief Executive Officer who earned more than $100,000 in total compensation during the last fiscal year.

		Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Fiscal Year	Salary		Securities Underlying Options/SARs	All Other Comp.
		($)		(#)	($)
David C. Owen, President and Chief Executive Officer	2005	119,792		250,000	18,923	(1)
	2004	149,047	(2)	50,000	11,806	(3)
	2003	58,564		0	0

Laura E. Owen, Chief Operating Officer, Vice President and Corporate Secretary	2005	119,792		150,000	13,369	(4)
	2004	119,568	(5)	25,000	10,869	(6)
	2003	47,654		0	0

(1)	Includes auto allowance and auto expense of $15,329 and 401(k) matching payment of $3,594.

(2)	Includes paid salary of $40,506 and unpaid salary of $108,541.

(3)	Includes paid car allowance of $1,275, unpaid car allowance of $6,375, a $900 401(k) matching payment and deferred 401(k) contribution of $3,256.

(4)	Includes auto allowance of $9,775 and 401(k) matching payment of $3,594.

(5)	Includes paid salary of $42,276 and unpaid salary of $77,292.

(6)	Includes paid car allowance of $1,700, unpaid car allowance of $5,950, a $900 401(k) matching payment and deferred 401(k) contribution of $2,319.

Option Grants in Last Fiscal Year

Option Grants in Fiscal Year 2005 (Individual Grants)

Name and Principal Position	Number of Securities Underlying Options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year		Exercise or base price ($/sh)		Expiration Date
David C. Owen (President and CEO)	50,000 200,000	11.5 46.0	% %	$5.50 5.85	(1)	Dec. 31, 2014 Dec. 12, 2015

Laura E. Owen (Chief Operating Officer, Vice President and Corporate Secretary)	50,000 100,000	11.5 23.0	% %	$5.50 5.85	(1)	Dec. 31, 2014 Dec. 12, 2015

(1)	On May 4, 2006, the Board of Directors cancelled all outstanding options with exercise prices in excess of $5.85 (the closing price of the Company’s common stock on that date), and regranted the options with an exercise price of $5.85. As a result, these options held by Mr. Owen and Ms. Owen, respectively, were cancelled and regranted. Please refer to the Forms 4 filed on May 8, 2006.

Option Exercises and Holdings

The following table sets forth, as to those Named Executive Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005, and the number of shares of common stock received upon exercise of options during the last fiscal year.

Aggregated Option Exercises in Fiscal Year 2005

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2005 (#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at December 31, 2005 ($) Exercisable/Unexercisable
	(#)	($)
David C. Owen	0	0	100,000 / 200,000	130,500 / 0

Laura E. Owen	0	0	87,500 / 100,000	99,000 / 0

Employment Agreements

David C. Owen, our President and Chief Executive Officer, had an annual base salary pursuant to his Executive Employment Agreement of $60,000 beginning on March 24, 2003. Effective January 1, 2004, the annual compensation increased to $90,000. Mr. Owen entered into a new Executive Employment Agreement on April 1, 2004 with annual compensation of $180,000 per year. Effective October 20, 2004, Mr. Owen voluntarily reduced his salary to $125,000 annually until we reach accumulated gross revenues of $8 million, at which time his salary will be restored to $180,000 and $118,172 in accrued but unpaid salary and other compensation will be paid in full.

Laura E. Owen, Chief Operating Officer, Vice President and Corporate Secretary, commenced employment with us in June 2003 with annual compensation of $24,000 pursuant to an Executive Employment Agreement. Annual compensation increased to $60,000 on August 1, 2003, to $75,000 on January 5, 2004, to $120,000 on April 1, 2004, and to $150,000 on August 1, 2004. Effective October 20, 2004, Ms. Owen voluntarily reduced her annual salary to $125,000 until we reach accumulated gross revenues of $8 million, at which time her salary will be restored to $150,000 and $85,561 in accrued but unpaid salary and other compensation will be paid in full.

Security Ownership of Certain Beneficial owners and Management

Set forth below is information regarding the beneficial ownership of our common stock, as of June 30, 2006 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of the current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of common stock to be received upon conversion of preferred stock, or subject to options or warrants currently exercisable or exercisable on or within 60 days of the date of this proxy statement, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Officers and Directors

Name of Beneficial Owner(1)	No. of Shares Beneficially Owned		%
David C. Owen	1,149,900	(2)	17.7%
Laura E. Owen	1,149,900	(2)	17.7%
Charles A. Ross, Sr.	107,500	(3)	1.8%
Roger L. Mason	72,500	(4)	1.2%
L. Derrick Ashcroft	12,500	(5)	*
Noel Koch	12,500	(5)	*
All directors and officers as a group (seven)(6)	1,379,900		21.4%

5% Stockholders
Chester L.F. Paulson and Jacqueline M. Paulson (7)	1,729,447	(8)	25.2%

*	Less than 1%

(1)	The address of all persons named in this table is: c/o ICOP Digital, Inc., 16801 W. 116th Street, Lenexa, Kansas 66219.

(2)	Mr. Owen and Ms. Owen beneficially own: nonstatutory options held by Owen Enterprises, LLC to purchase 100,000 shares of common stock; the nonstatutory options held by Mr. Owen to purchase 300,000 shares of common stock; and nonstatutory options held by Ms. Owen to purchase 187,500 shares of common stock. In addition to options, Mr. and Ms. Owen beneficially own: 40,000 shares of common stock held by David & Laura Owen Trust dated 6/4/97; 60,400 shares of common stock held by Owen Enterprises, LLC; 25,000 shares of common stock held by Owen & Associations, Inc. Profit Sharing Plan; 5,000 shares of common stock held by DBM, LP; 5,000 shares of common stock held by Emerson B. Wells, LP; 25,000 shares of common stock held by MDN, LP; 2,000 shares of common stock held by Ms. Owen; 200,000 shares of restricted stock held by Mr. Owen; and 200,000 shares of restricted stock held by Ms. Owen.

(3)	Includes options to purchase 7,500 shares of common stock.

(4)	Includes 60,000 shares of common stock, a warrant to purchase 5,000 shares of common stock and options to purchase 7,500 shares of common stock.

(5)	Includes a warrant to purchase 5,000 shares of common stock and options to purchase 7,500 shares of common stock.

(6)	Includes warrants to purchase 15,000 shares of common stock and options to purchase 527,500 shares of common stock.

(7)	Address: 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.

(8)	Includes warrants to purchase 948,512 shares and reflects beneficial ownership of 1,470,002 shares and warrants held by Paulson Investment Company, Inc. Information reported herein is made in reliance of Schedule(s) 13 filed by the 5% stockholders.

Certain Relationships and Related Transactions

We borrowed $100,000 from a limited liability company managed by Mr. Owen in January 2004. The related note payable accrued no interest and was fully repaid in July 2005. In connection with consulting services, we granted options to the entity to purchase 100,000 shares of our common stock. These options may be exercised until December 31, 2012 and have an exercise price of $5.85 per share.

In January 2004, we borrowed $100,000 from the wife of Charles A. Ross, Sr., our Chairman. The related note payable accrued no interest and was fully repaid in July 2005. In October 2004, we borrowed $9,000 from Mr. Ross which was repaid in February 2005 without interest.

In January 2004, we purchased furniture from a company owned by Mr. Owen for $50,066 pursuant to a note that accrued no interest and was fully repaid in July 2005.

The Board of Directors believed that each of these loans was made on terms at least as favorable to us as could be obtained from independent third-party lenders.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its officers and any persons holding more than 10% of the Company’s Common Stock (“10% holders”) are required to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2005. To the best of the Company’s knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

Independent Public Accountants

Cordovano and Honeck LLP served as the Company’s independent public accountant in fiscal 2005 and has been engaged as the Company’s independent public accountant for fiscal 2006. The Audit Committee of the Board intends to meet with the auditor in August 2006 to discuss the audit engagement for fiscal 2006. The following table shows the fees paid or accrued by the Company for the audit and other services provided by Cordovano and Honeck LLP for 2005 and 2004.

	FY 2005	FY 2004
Audit Fees	$16,760	$28,789
Audit-Related Fees	$22,280	$—
Tax Fees	$0	$—
All Other Fees	$0	$—

Totals	$39,040	$28,789

Audit services of Cordovano and Honeck LLP for fiscal 2005 and 2004 consisted of the examination of the consolidated financial statements of the Company.

Representatives of Cordovano and Honeck LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so. The representatives are expected to be available to respond to appropriate questions from attendees.

The Audit Committee, consisting entirely of independent directors, pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee, or one of its members to whom authority has been delegated by the Audit Committee, may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved all of the Company’s audit fees, audit-related fees, tax fees, and all other fees for services by the independent auditors during fiscal 2005.

* * * * *

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

The Audit Committee currently is comprised of three non-employee directors. Mr. Ashcroft serves as Chairman of the Audit Committee, and Messrs. Mason and Koch serve as members. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by Nasdaq rules and the SEC. The Board also determined that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise. The Board also determined that Mr. Ashcroft is an “audit committee financial expert” as defined by SEC rules through his business and professional experience.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company’s independent registered public accounting firm.

The Audit Committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company’s financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm for the last fiscal year, Cordovano and Honeck LLP, is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee’s charter, the Audit Committee’s responsibility is to provide oversight of and to review those processes. The Audit Committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee held 3 meetings during the fiscal year ended December 31, 2005. The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.ICOP.com.

Audited Financial Statements

The Audit Committee has reviewed the audited financial statements, as amended, prepared for the fiscal year ended December 31, 2005. The Audit Committee has discussed those audited financial statements with members of the management of the Company.

The Audit Committee has discussed the audited financials for fiscal 2005 with Cordovano and Honeck LLP, and has discussed with Cordovano and Honeck LLP the Statement on Auditing Standards No. 61 and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Conducted in Conjunction with an Audit of Financial Statements.” The Audit Committee has received from Cordovano and Honeck LLP a letter and other written disclosures required under Independence Standards Board Standard No. 1. The Audit Committee intends to have discussions with Cordovano and Honeck LLP in advance of the Annual Meeting regarding the independence of Cordovano and Honeck LLP as the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

After review of all discussions and correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended that the audited financial statements for the last fiscal year be included in the Company’s Annual Report on Form 10-KSB.

The Audit Committee

L. Derrick Ashcroft, Chairman

Noel Koch

Roger Mason

* * * * *

PROPOSAL NO. 1

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors has nominated Roger Mason and Laura Owen to serve as Class C directors until 2009 or until their respective successors are elected and qualified:

MR. ROGER L. MASON - CLASS C DIRECTOR, to serve until the 2009 Annual Meeting of Stockholders

MS. LAURA E. OWEN - CLASS C DIRECTOR, to serve until the 2009 Annual Meeting of Stockholders

Vote Required

The two candidates receiving the highest number of votes cast in favor of their election shall be elected as Class C directors.

Recommendation

The Board recommends that stockholders vote FOR the election of Mr. Mason and Ms. Owen.

Unless marked otherwise, proxies received will be voted FOR the election of each nominee.

* * * * *

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2002 STOCK OPTION PLAN

On November 20, 2005, the Board of Directors approved, subject to stockholder approval, an increase to the number of shares of common stock reserved under the Company’s 2002 Stock Option Plan (the “2002 Plan”) from 552,041 to 1,500,000 shares. The Board approved the increase because it believes that the number of shares currently available under the 2002 Plan is not sufficient to satisfy the Company’s incentive compensation needs.

As of May 31, 2006, options to purchase 700,000 shares of common stock had been issued and remained outstanding or were exercised under the 2002 Plan. Options granted in excess of the then-existing pool of reserved shares were granted contingent on obtaining stockholder approval for the increase and, according to the terms of the 2002 Plan, any shares issued upon exercise of such options are to be held in escrow until stockholder approval is obtained.

The Board of Directors has proposed that the number of shares of common stock reserved for issuance under the 2002 Plan be increased to 1,500,000.

Summary of 2002 Stock Option Plan

The following is a brief summary of the 2002 Plan, a copy of which is included as Appendix A to this proxy statement.

Plan Administration

The 2002 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee currently consists of our three independent directors. The Committee has the authority to adopt such rules or guidelines as it deems appropriate to implement the 2002 Plan. Any action taken by the Committee with respect to the implementation, interpretation or administration of the 2002 Plan shall be final, conclusive and binding.

Subject to any applicable limitations contained in the 2002 Plan, the Committee has the authority to (a) select the employees, outside directors and consultants who are to receive Awards under the 2002 Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the 2002 Plan and (d) make all other decisions relating to the operation of the 2002 Plan. Among other things, the Committee has the authority to effect the cancellation and regrant of any or all outstanding Awards.

The 2002 Plan provides that appropriate adjustments shall automatically be made to the 2002 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in capitalization. The 2002 Plan also contains provisions addressing the consequences of any change in control, which is defined as (a) the consummation of a stockholder-approved merger or consolidation of the Company in which (i) the Company is not the surviving entity or (ii) securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different than those holding those securities immediately prior to such transaction; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a change in the composition of the Board over an 18-month period, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company continuously since the beginning of such period or (ii) have been unanimously elected or nominated by the Board for election as directors during such period; or (d) any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total combined voting power represented by the Company’s then outstanding voting securities.

Types of Awards

The 2002 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, restricted stock and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. An option may be either an incentive stock option (“ISO”) or a nonqualified stock option (“NSO”). ISOs may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant (but no such restriction exists in the case of an NSO). All ISOs must be exercised within (i) five (5) years of the grant thereof in the case of optionees holding 10% or more of the voting power of the Company, and (ii) ten (10) years of the grant thereof in the case of optionees other than those holding 10% or more of the voting power of the Company. Options may not be granted for a term in excess of ten (10) years. The Committee may at any time and in its discretion accelerate the vesting of any option by giving written notice to the optionee. Furthermore, in the event there is a change of control of the Company, as that term is defined in the 2002 Plan, the vesting of all outstanding options shall automatically accelerate and all such options would become immediately exercisable. The 2002 Plan permits payment of the exercise price of options by cash or cash equivalents, surrender of common stock already owned by the optionee, a “cashless exercise,” a recourse promissory note, or in any other form of payment that the Committee deems appropriate.

Restricted Stock. An award of Restricted Stock entitles recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such Award. The award may be subject to vesting requirements and the Committee may accelerate vesting in its discretion. Furthermore, in the event that there is a change of control of the Company, the vesting of all outstanding restricted stock awards shall automatically accelerate.

Amendment and Termination

The Board may, at any time and for any reason, amend, suspend or terminate the 2002 Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

Shares Available for Grants

Initially, 500,000 shares were reserved for issuance under the 2002 Plan. However, the number of shares reserved automatically increases on each anniversary of the effective date of the 2002 Plan by an amount equal to 0.5% of the then issued and outstanding shares of the Company’s common stock. As of June 30, 2006, 552,041 shares are reserved for issuance under the Plan. Options or other Awards made in excess of this amount were granted contingent on obtaining stockholder approval for the increase that is the subject of this Proposal No. 2; and, according to the terms of the 2002 Plan, any shares of common stock issued in connection with such an Award are to be held in escrow until stockholder approval is obtained. The 2002 Plan requires than no more than 300,000 shares be issued in connection with the exercise of ISOs under the 2002 Plan.

Eligibility

Employees and consultants of the Company or its subsidiaries and the Company’s directors are eligible for the Awards. Under current law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2002 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2002 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company other than the Company being entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The foregoing is only a summary of the federal income taxation of Awards granted under the 2002 Plan. Reference should be made to the applicable provisions of the Code. The Summary does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Vote Required

Approval of this proposal requires that the number of votes in favor exceed the number of votes against.

Recommendation

The Board recommends that stockholders vote FOR an increase of the number of shares reserved for issuance under the 2002 Plan to 1,500,000 shares, as described in Proposal No. 2.

Unless marked otherwise, proxies received will be voted FOR the increase described in Proposal No. 2.

Stockholder Proposals for 2006 Annual Meeting

The Company’s bylaws provide that the annual meeting of the Company’s stockholders shall be held each year. The Company must receive any ICOP stockholder proposal for the annual meeting of stockholders in 2007 before March 12, 2007, for the proposal to be included in the ICOP proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by March 12, 2007, proxy holders may use their discretionary voting authority when the matter is raised at the meeting, and there will be no obligation to include any discussion of the matter in the proxy statement.

Other Matters

Management does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ David C. Owen
David C. Owen President, Chief Executive Officer and Director

June 20, 2006

APPENDIX A

ICOP DIGITAL, INC.

2002 STOCK OPTION PLAN

ARTICLE I

PURPOSE

The purpose of the ICOP Digital, Inc. Stock Option Plan (the “Plan”) is to attract and retain directors, officers, other employees and consultants of ICOP Digital, Inc. and its subsidiaries (collectively the “Company”) and to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value.

ARTICLE II

STRUCTURE OF THE PLAN

The Plan is divided into three separate programs:

A. The Discretionary Stock Option Grant Program under which eligible persons may, at the discretion of the Committee or the Board, be granted Stock Options;

B. The Restricted Stock Program under which eligible persons may, at the discretion of the Committee or the Board, be granted rights to receive shares of Common Stock, subject to certain restrictions; and

C. The Supplemental Bonus Program under which eligible persons may, at the discretion of the Committee or the Board, be granted a right to receive payment, in cash, shares of Common Stock, or a combination thereof, of a specified amount.

ARTICLE III

DEFINITIONS

As used in this Plan:

“10% Stockholder” shall mean any owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

“Award” shall mean a grant made under this Plan in the form of Stock Options, Restricted Stock or Supplemental Bonuses.

“Board” shall mean the Company’s Board of Directors.

“Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

1. The acquisition, directly or indirectly by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s outstanding securities;

2. A change in the composition of the Board over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period or (B) have been unanimously elected or nominated by the Board for election as directors during such period;

3. A stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

4. The sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Employee Committee and/or the Incentive Plan Committee, as applicable.

“Common Stock” shall mean the Company’s common stock, .01 par value.

“Company” shall mean ICOP Digital, Inc., a Nevada corporation.

“Date of Grant” shall mean the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Employee” shall mean an individual who is in the employ of the Company or any Subsidiary.

“Employee Committee” shall mean a committee composed of at least one member of the Board of Directors who may, but need not, be a Non-Employee Director. The Employee Committee is empowered hereunder to grant Awards to Eligible Employees who are not directors or “officers” of the Company as that term is defined in Rule 16a-1(f) of the Exchange Act nor “covered employees” under Section 162(m) of the Code, and to establish the terms of such Awards at the time of grant, but shall have no other authority with respect to the Plan or outstanding Awards except as expressly granted by the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1. If the Common Stock is at the time listed on any stock exchange, or traded on the Nasdaq National Market, or any other securities trading market that reports daily the closing selling price per share of Common Stock, the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the stock exchange or other securities trading market determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on such exchange or trading market.

2. If there is no closing selling price for the Common Stock on the date in question, or if the Common Stock is neither listed on a stock exchange or traded on a securities trading market that reports daily the closing selling price per share of the Common Stock, then the Fair Market Value shall be deemed to be the average of the representative closing bid and asked prices on the date on question as reported by the Nasdaq Stock Market or other reporting entity selected by the Committee.

3. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

“Incentive Plan Committee” shall mean a committee consisting entirely of Non-Employee Directors of the Board, who are empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder. The Incentive Plan Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16(a) 3 or any successor rule promulgated under the Exchange Act. Members of the Incentive Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. Notwithstanding the foregoing, at any time that there are fewer than two Non-Employee Directors on the Board or when no Incentive Plan Committee has been appointed by the Board, all powers of the Incentive Plan Committee shall be vested in the Board.

“Incentive Stock Option” shall mean a Stock Option that (i) qualifies as an “incentive stock option” under Section 422 of the Code or any successor provision; and (ii) is intended to be an incentive stock option.

“Non-Employee Director” shall mean a director of the Company who meets the definition of (i) a “non-employee director” set forth in Rule 16b-3 under the Exchange Act, as amended, or any successor rule; and (ii) an “outside director” set forth in Treasury Regulation 1. 162-27, as amended, or any successor rule.

“Non-Statutory Option” shall mean a Stock Option that (i) does not qualify as an “incentive stock option” under Section 422 of the Code or any successor provision; or (ii) is not intended to be an incentive stock option.

“Optionee” shall mean the person so designated in an agreement evidencing an outstanding Stock Option.

“Option Price” shall mean the purchase price payable by a Participant upon the exercise of a Stock Option.

“Participant” shall mean a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time a director, officer or other Employee of the Company or any Subsidiary; (ii) is at that time a consultant or other independent advisor who provides services to the Company or a Subsidiary; or (iii) has agreed to commence serving in any capacity set forth in (i) or (ii) of this definition.

“Plan” shall mean the Company’s Stock Option Plan as set forth herein.

“Plan Effective Date” shall mean June 19, 2002, the date on which this Plan was approved by the Company’s Board of Directors.

“Redemption Value” shall mean the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

“Restricted Stock” shall mean shares of Common Stock granted under Article VII that are subject to restrictions imposed pursuant to said Article.

“SEC” shall mean the U.S. Securities and Exchange Commission and any successor thereto.

“Stock Option” shall mean a right granted under the Plan to a Participant to purchase Common Stock at a stated price for a specified period of time.

“Subsidiary” shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options.

“Subsidiary” means any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

“Supplemental Bonus” shall mean the right to receive payment in cash of an amount determined pursuant to Article IX of this Plan.

“Term” shall mean the length of time during which a Stock Option may be exercised.

ARTICLE IV

ADMINISTRATION OF THE PLAN

A. Delegation to the Committee. This Plan shall be administered by the Incentive Plan Committee. References herein to the “Committee” shall mean the Employee Committee and/or the Incentive Plan Committee, as applicable. References herein to the Incentive Plan Committee refer solely to the Incentive Plan Committee.

Members of the Incentive Plan Committee and the Employee Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The action of a majority of the members of the Incentive Plan Committee and the Employee Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Incentive Plan Committee and the Employee Committee, respectively.

B. Powers of the Committee. The Incentive Plan Committee shall have full power and authority, subject to the provisions of this Plan, to establish such rules and regulations as it may deem appropriate for proper administration of this Plan and to make such determinations under, and issue interpretations of, the provisions of this Plan and any outstanding Awards as it may deem necessary or advisable. In addition, the Incentive Plan Committee shall have full power and authority to administer and interpret the Plan and make modifications as it may deem appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to this Plan.

C. Actions of the Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No director or member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all directors and members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

D. Awards to Officers and Directors.

1. All Awards to officers shall be determined by the Incentive Plan Committee. If the Incentive Plan Committee is not composed as prescribed in the definition of Incentive Plan Committee in Article III, the Board shall have the right to take such action with respect to any Award to an officer as it deems necessary or advisable to comply with Rule 16b-3 of the Exchange Act and any related rules, including but not limited to seeking stockholder ratification of such Award or restricting the sale of the Award or any shares of Common Stock underlying the Award for a period of six months.

2. Discretionary awards to Non-Employee Directors, if any, shall be determined by the Board.

ARTICLE V

ELIGIBILITY

A. Discretionary Stock Option Grant Program, Restricted Stock Program and Supplemental Bonus Program. The persons eligible to participate in the Discretionary Stock Option Grant Program, the Restricted Stock Program and the Supplemental Bonus Program are as follows:

1. Employees of the Company or a Subsidiary;

2. Members of the Board; and

3. Consultants and other independent advisors who provide services to the Company or a Subsidiary.

B. Selection of Participants. The Committee shall from time to time determine the Participants to whom Awards shall be granted pursuant to the Discretionary Stock Option Grant Program, the Restricted Stock Program and the Supplemental Bonus Program.

ARTICLE VI

SHARES AVAILABLE UNDER THE PLAN

A. Maximum Number. The number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 5,000,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. This authorization shall be increased automatically on each succeeding annual anniversary of the Plan Effective Date by an amount equal to that number of shares equal to one-half of one percent of the Company’s then issued and outstanding shares of Common Stock. The shares may be divided among the various Plan components as the Incentive Plan Committee shall determine, except that no more than 3,000,000 shares shall be issued in connection with the exercise of Incentive Stock Options under the Plan. Any portion of the shares added on each succeeding anniversary of the Plan Effective Date which are unused during the Plan year beginning on such anniversary date shall be carried forward and be available for grant and issuance in subsequent Plan years, while up to 100% of the shares to be added in the next succeeding Plan year (calculated on the basis of the current Plan year’s allocation) may be borrowed for use in the current Plan year. Shares of Common Stock that may be issued upon the exercise of Stock Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan, and while any Stock Options are outstanding, retain as authorized and unissued Common Stock or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

B. Unused and Forfeited Stock. The following shares of Common Stock shall automatically become available for use under the Plan: (i) any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares of Common Stock that are subject to a Stock Option that expires or is terminated for any reason; (ii) any shares of Common Stock with respect to which a Stock Option is exercised that are used for full or partial payment of the Option Price; and (iii) any shares of Common Stock withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Non-Statutory Option.

C. Capital Changes. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the number and/or class of securities for which grants are subsequently to be made pursuant to Article VI of this Plan; and (iii) the number and/or class of securities then included in each Award outstanding hereunder and the Option Price per share in effect under each outstanding Stock Option under this Plan. Such adjustments to the outstanding Stock Options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such Stock Options. The adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE VII

DISCRETIONARY STOCK OPTION GRANT PROGRAM

A. Discretionary Grant of Stock Options to Participants. The Committee may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions (in connection with any grants under this paragraph VII.A to Non-Employee Directors, “Committee” shall mean the entire Board of Directors):

1 Each grant shall specify the number of shares of Common Stock to which it pertains.

2. Each grant shall specify the Option Price per share.

3. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company; (ii) shares of Common Stock that are already owned by the Optionee and have a Fair Market Value at the time of exercise that is equal to the Option Price; (iii) shares of Common Stock with respect to which a Stock Option is exercised; (iv) a recourse promissory note in favor of the Company; (v) any other legal consideration that the Committee may deem appropriate; and (vi) any combination of the foregoing.

4. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

5. Any grant may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to restrictions whereby the Company has the right or obligation to repurchase all or a portion of such shares if the Participant’s service to the Company is terminated before a specified time, or if certain other events occur or conditions are not met.

6. Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain unexercised.

7. Each grant shall specify the conditions to be satisfied before the Stock Option or installments thereof shall become exercisable, which conditions may include a period or periods of continuous service by the Optionee to the Company or any Subsidiary, the attainment of specified performance goals and objectives, or the occurrence of specified events; as may be established by the Committee with respect to such grant.

8. All Stock Options that meet the requirements of the Code for incentive stock options shall be Incentive Stock Options unless (i) the option agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as a Non-Statutory Option; or (ii) a grant of Incentive Stock Options to the Participant would be prohibited under the Code or other applicable law.

9. Each grant shall specify the Term of the Stock Option, which Term shall not be greater than 10 years from the Date of Grant.

10. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

B. Special Terms Applicable to Incentive Stock Options. The following additional terms shall be applicable to all Incentive Stock Options granted pursuant to this Plan. Stock Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this paragraph VII.B.

1. Incentive Stock Options shall be granted only to Employees of the Company or a Subsidiary.

2. The Option Price per share shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant.

3. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Date(s) of Grant) with respect to which Incentive Stock Options granted to any Employee under the Plan (or any other plan of the Company or a Subsidiary) are exercisable for the first time during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Stock Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the treatment of such Stock Options as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted.

4. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant, and the Option Term shall not exceed five (5) years measured from the Date of Grant.

ARTICLE VIII

RESTRICTED STOCK PROGRAM

A. Awards Granted. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

B. Restrictions. A Participant’s right to retain a Restricted Stock Award granted to such Participant under Article VII.A shall be subject to such restrictions, including but not limited to his or her continuous employment by the Company for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, or the occurrence of specified events, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the shares constituting a Restricted Stock Award.

C. Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon his or her becoming the holder of record of such shares; provided, however, that the Participant’s right to sell, encumber or otherwise transfer such shares shall be subject to the restrictions established by the Committee with respect to such Award.

D. Enforcement of Restrictions. The Committee may in its sole discretion require a legend to be placed on the stock certificates referring to the restrictions referred to in paragraphs VIII.B. and VIII.C., in order to enforce such restrictions.

ARTICLE IX

SUPPLEMENTAL BONUS PROGRAM

A. Non-Statutory Stock Options. The Committee, at the time of grant or at any time prior to exercise of any Non-Statutory Option, may provide for a Supplemental Bonus from the Company or a Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under such Non-Statutory Option. Such Supplemental Bonus shall be payable in cash upon the exercise of the Non-Statutory Option with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him or her upon the exercise of the Non-Statutory Option, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant’s receipt of the Supplemental Bonus.

B. Restricted Stock Awards. The Committee, either at such time as the restrictions with respect to a Restricted Stock Award lapse or a Section 83(b) election is made under the Code by the Participant with respect to shares issued in connection with a Restricted Stock Award, may provide for a Supplemental Bonus from the Company or a Subsidiary. Such Supplemental Bonus shall be payable in cash and shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him or her with respect to shares issued in connection with a Restricted Stock Award, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant’s receipt of the Supplemental Bonus.

ARTICLE X

TERMINATION OF SERVICE

A. Incentive Stock Options. The following provisions shall govern the exercise of any Incentive Stock Options held by any Employee whose employment is terminated:

1. If the Optionee’s employment with the Company is terminated for any reason other than such Optionee’s death, disability or retirement, all Incentive Stock Options held by the Optionee shall terminate on the date and at the time the Optionee’s employment terminates, unless the Committee expressly provides in the terms of the

Optionee’s Stock Option Agreement that such Stock Options shall remain exercisable, to the extent vested on such termination date, for a period of three (3) months following such termination of employment.

2. If the Optionee’s employment with the Company is terminated because of such Optionee’s death or disability within the meaning of Section 22(e)(3) of the Code, all incentive Stock Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

3. In the event Optionee’s employment is terminated due to retirement, all incentive Stock Options held by the Optionee shall remain exercisable, to the extent such Stock Options were exercisable on the date the Optionee’s employment terminated, for a period of three (3) months following such termination of employment.

4. In no event may any Incentive Stock Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

B. Non-Statutory Options. The following provisions shall govern the exercise of any Non-Statutory Options:

1. If the Optionee’s employment, service on the Board or consultancy is terminated for any reason other than such Optionee’s death, disability or retirement, all Non-Statutory Options held by the Optionee shall terminate on the date of such termination, unless the Committee expressly provides in the terms of the Optionee’s Stock Option Agreement that such Stock Options shall remain exercisable, to the extent vested on such termination date, for a specified period following such termination.

2. If the Optionee’s employment, service on the Board or consultancy is terminated because of such Optionee’s death or disability, all Non-Statutory Options held by the Optionee shall become immediately exercisable and shall be exercisable until the expiration of the Term of such Stock Options.

3. If the Optionee’s employment service on the Board or consultancy is terminated because of such Optionee’s retirement, all Non-Statutory Options held by the Optionee shall remain exercisable, to the extent such Stock Options were exercisable on the date of such termination, until the expiration of the Term of such Stock Options.

4. In no event may any Non-Statutory Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any specified exercise period following termination of Optionee’s employment, service on the Board or consultancy, or if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

C. Restricted Stock Awards. In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) or retirement of a Participant, all employment period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully non-forfeitable. Subject to Articles X and XIV, in the event of a Participant’s termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

ARTICLE XI

TRANSFERABILITY OF STOCK OPTIONS

During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death prior to the end of the Term, any Stock Option may be exercised by the personal representative of the Optionee’s estate, or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Upon the prior written consent of the Board and subject to any conditions associated with such consent, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family

(as that term is defined in Rule 16a-l(e) of the Exchange Act) or to a trust established exclusively for one or more such family members. In addition, the Board, in its sole discretion, may allow a Non-Statutory Option to be assigned in other circumstances deemed appropriate. The terms applicable to the assigned portion shall be the same as those in effect for the Stock Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding any assignment or transfer of a Stock Option, in no event may any Stock Option remain exercisable after the expiration of the Term of the Stock Option.

ARTICLE XII

STOCKHOLDER RIGHTS

The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the Option Price and become a holder of record of the purchased shares of Common Stock.

ARTICLE XIII

ACCELERATION OF VESTING

The Committee may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Award shall not affect the expiration date of such Award.

ARTICLE XIV

CHANGE IN CONTROL

In the event of a Change in Control of the Company, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Stock Option shall become fully exercisable with respect to the total number of shares subject to such Stock Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock as of such date, without regard to the conditions expressed in the agreements relating to such Stock Option, and the restrictions on each Restricted Stock Award shall lapse and such shares of Restricted Stock shall no longer be subject to forfeiture.

ARTICLE XV

CANCELLATION AND REGRANT OF OPTIONS

The Committee shall have the authority, at any and from time to time, with the consent of the affected Optionees, to effect the cancellation of any or all outstanding Stock Options and/or any Restricted Stock Awards and grant in substitution new Stock Options and/or Restricted Stock Awards covering the same or different number of shares of Common Stock. In the case of such a regrant of a Stock Option, the Option Price shall be set in accordance with Article VII on the new Date of Grant.

ARTICLE XVI

FINANCING

The Committee may, in its sole discretion, authorize the Company to make a loan to a Participant in connection with the exercise of a Stock Option, and may authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise of a Stock Option.

ARTICLE XVII

TAX WITHHOLDING

A. Tax Withholding. The Company’s obligation to deliver shares of Common Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

B. Surrender of Shares. The Committee may, in its discretion, provide any or all holders of Non-Statutory Options under the Discretionary Stock Option Grant Program with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of such Stock Options. Such right may be provided to any such holder in either or both of the following formats:

1. The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder; or

2. The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder.

ARTICLE XVIII

EFFECTIVE DATE AND TERM OF THE PLAN

This Plan shall become effective on the Plan Effective Date. This Plan shall terminate upon the earliest of (i) ten (10) years after the Plan Effective Date; or (ii) the termination of all outstanding Awards in connection with a Change in Control. Upon such plan termination, all outstanding Awards shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

ARTICLE XIX

AMENDMENT OF THE PLAN

A. The Incentive Plan Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, unless stockholder approval of such amendments or modifications is required under applicable law. No such amendment or modification shall adversely affect the rights and obligations with respect to Awards outstanding under the Plan at the time of such amendment or modification, unless the Participant consents to such amendment or modification.

B. Stock Options in excess of the number of shares of Common Stock then available for issuance may be granted under this Plan, provided any excess shares actually issued under this Plan shall be held in escrow until such further action, necessary to approve a sufficient increase in the number of shares available for issuance under the Plan, is taken. If such further action is not obtained within 12 months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding; and (ii) the Company shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding. If stockholder approval of a sufficient increase in the number of shares subject to the Plan does not occur within twelve (12) months of the grant of any Stock Option intended to be an Incentive Stock Option which is granted pursuant to this Article XIX.B, such Stock Option shall be deemed to be a Non-Statutory Option.

ARTICLE XX

REGULATORY APPROVALS

The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under any Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted pursuant to the Plan and the shares of Common Stock issued pursuant to any Award under the Plan. No Stock Option shall be exercisable, no shares of Common Stock or other assets shall be issued or delivered under the Plan, and no transfer of any Non-Statutory Option shall be approved by the Committee, unless and until there shall have been compliance with (i) all applicable requirements of Federal and state securities laws, if applicable, including the filing and effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable under the Plan; and (ii) all applicable listing requirements of any stock exchange or securities market on which the shares of Common Stock are listed or traded.

ARTICLE XXI

NO EMPLOYMENT/SERVICE RIGHTS

Nothing in this Plan shall confer upon any Participant any right to continue in service for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are expressly reserved by each, to terminate such person’s service at any time for any reason, with or without Cause.

ICOP DIGITAL, INC.

By:	/s/ Ann Johnson
Ann Johnson, Secretary

Date: June 19, 2002

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
01-	Roger L. Mason, as a Class C Director, to serve until the 2009 Annual Meeting of Stockholders	☐	☐

02-	Laura E. Owen, as a Class C Director, to serve until the 2009 Annual Meeting of Stockholders	☐	☐

2. The Board of Directors recommends a vote FOR an increase of the number of shares reserved for issuance under the 2002 Stock Option Plan.

		For	Against	Abstain
01-	Increase in the number of shares reserved for issuance under the 2002 Stock Option Plan to 1,500,000 shares.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

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Proxy - ICOP DIGITAL, INC.

16801 W. 116th Street

Lenexa, Kansas 66219

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of the Stockholders on August 10, 2006

The undersigned hereby appoints David C. Owen and John C. Garrison, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on August 10, 2006, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as stated on the reverse side.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted “FOR” the nominees set forth herein and “FOR” an increase of the number of shares reserved for issuance under the 2002 Stock Option Plan to 1,500,000 shares.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-236-8719 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 PM Central Time, August 9, 2006.

THANK YOU FOR VOTING